                                                    Exhibit (12)
                                                    Commonwealth Edison Company
                                                    Form 10-K File No. 1-1839



       Commonwealth Edison Company and Subsidiary Companies Consolidated
       -----------------------------------------------------------------

               Computation of Ratios of Earnings to Fixed Charges
                  and Ratios of Earnings to Fixed Charges and
              Preferred and Preference Stock Dividend Requirements
             --------------------------------------------------------

                            - Thousands of Dollars -

                                                                                     Twelve Months Ended
                                                                                -----------------------------
Line                                                                            December 31,     December 31,
 No.                                                                                1992             1993
- ----                                                                            ------------     ------------
 1   Net income                                                                 $  513,981       $112,440
                                                                                ----------       --------

 2   Net provisions for income taxes and investment
 3     tax credits deferred charged to-
 4       Operations                                                             $  272,547       $ 65,827
 5       Cumulative effect of change in accounting for income taxes                      -         (9,738)
 6       Other income                                                               (6,549)       (30,753)
                                                                                ----------       --------
 7                                                                              $  265,998       $ 25,336
                                                                                ----------       --------
 8   Fixed charges-
 9       Interest on debt                                                       $  661,348       $651,639
10       Estimated interest component of nuclear fuel and
11         other lease payments, rentals and other interest                         53,348         49,021
12       Amortization of debt discount, premium and expense                         20,178         20,966
                                                                                ----------       --------
13                                                                              $  734,874       $721,626
                                                                                ----------       --------
14   Preferred and preference stock dividend requirements-
15       Provisions for preferred and preference stock dividends                $   70,539       $ 66,052
16       Taxes on income required to meet provisions for
17         preferred and preference stock dividends                                 44,646         43,596
                                                                                ----------       --------
18                                                                              $  115,185       $109,648
                                                                                ----------       --------
19   Fixed charges and preferred and preference stock
20     dividend requirements                                                    $  850,059       $831,274
                                                                                ----------       --------
21   Earned for fixed charges and preferred and preference stock
22     dividend requirements                                                    $1,514,853       $859,402
                                                                                ----------       --------
23   Ratios of earnings to fixed charges (line 22 divided by line 13)                 2.06           1.19
                                                                                      ====           ====
24   Ratios of earnings to fixed charges and preferred
25     and preference stock dividend requirements (line 22 divided by line 20)        1.78           1.03
                                                                                      ====           ====